ADVISORY AGREEMENT

the "**Advisor**": **Ian Foreman** Principal Foremost Geological Consulting		**Email:** Primary - ian@yaleresources.com (Secondary – ianjforeman@yahoo.ca)	
Address: 2722 West 7th Ave		**City:** Vancouver	**State (or Province):** BC
Country: Canada	**Zip (or Postal Code):** V6K 1Z4	**Phone:** (778) 322-3537	**Fax:** (604) 678-2532

RUBY CREEK RESOURCES, INC. (the "**Company**")		A Nevada Corporation	
Address: 409 Granville Street, #400		**City:** Vancouver	**State (or Province):** BC
Country: Canada	**Zip (or Postal Code):** V6C 1T2	**Phone:** 404.514.4692	**Fax:** 866.672.4994
Contact Person: Rob Slavik		**E-mail:** rts77@telus.net	

WHEREAS, the Advisor has expertise in the area of Ruby Creek's business and is willing to provide professional services to Ruby Creek; and

WHEREAS, Ruby Creek is willing to engage the Advisor as an independent contractor, and not as an employee, on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual promises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of the Parties hereto, intending to be legally bound, do hereby agree as follows:

Effective Date: July 15, 2009	**Term:** This Agreement shall become effective as of the Effective Date and shall remain in effect for one (1) year, provided that either Consultant or the Company may terminate this Agreement at any time by giving the other party ten (10) business days' prior written notice of termination. For the avoidance of doubt, any such termination shall not affect the Consultant's continuing obligations to the Company under Section 5.

IF

SECTION 1. **Background.** The Company desires to retain the services of the Advisor: (i) to provide primarily general advice on current standard strategies, practices and trends in areas of the Advisor's expertise and (ii) from time-to-time to act as an Advisor with respect to certain activities or specific projects as described in this Agreement or offered in written direction by the Chief Executive Officer, and the Advisor is willing to so provide and act.

SECTION 2. **Description of Services.** The Company hereby retains the Advisor as an Advisor to the Company, and the Advisor hereby agrees to: (i) act as an Advisor to the Chief Executive Officer and if so requested, attend Board or Management meetings via phone; and (ii) act as an Advisor on such matters as the Company may reasonably request (the "**Advisor Service**") and such duties will be detailed on a project by project by basis. The Advisor will be engaged by the Company as an Advisor for the review and possible acquisition and development of resource properties as well as exchange of strategic and business development ideas. The Advisor can perform duties such as Planning, coordinating and performing review or exploration work on target projects: Compiling and reviewing geological, geochemical and geophysical data in regard to all designated projects: Summarizing and recommending appropriate exploration or development procedures to be undertaken on specific properties held or being reviewed by RUBY CREEK; Recommending project staffing, including the selection for employment of other professionals. Liaison with various existing joint venture or other company personnel and contractors and with impartiality determining priority of bids for contract services; and Appraising and fully communicating the findings on all designated projects that come to the attention of RUBY CREEK from time to time.

In keeping with the Company's Travel & Expenses policy, the Company shall promptly reimburse the Advisor for any out-of-pocket expense incurred by the Advisor in the performance of the Advisor Service. If travel expenses are required, the Advisor may request and will receive a cash advance.

SECTION 3. **INDEPENDENT CONTRACTOR; NO AUTHORITY; NO BENEFITS.** THE ADVISOR'S RELATIONSHIP WITH THE COMPANY SHALL BE THAT OF AN INDEPENDENT CONTRACTOR AND NOT THAT OF AN EMPLOYEE. ACCORDINGLY, THE ADVISOR WILL NOT BE ELIGIBLE FOR ANY EMPLOYEE BENEFITS, NOR WILL THE COMPANY MAKE DEDUCTIONS FROM PAYMENTS MADE TO THE ADVISOR FOR TAXES, WHICH SHALL BE SOLELY THE ADVISOR'S RESPONSIBILITY. FOR THE AVOIDANCE OF DOUBT, THE ADVISOR SHALL HAVE NO AUTHORITY UNDER THIS AGREEMENT TO ENTER INTO CONTRACTS THAT BIND THE COMPANY OR CREATE OBLIGATIONS ON THE PART OF THE COMPANY, AND SPECIFICALLY TO AUTHORIZE BORROWING OR THE LENDING OF FUNDS OF RUBY CREEK OR TO PLEDGE, SELL OR ASSIGN ANY OF THE ASSETS OF RUBY CREEK OR THE BUSINESS; TO SELL, LEASE, TRANSFER, MORTGAGE, PLEDGE OR OTHERWISE DISPOSE OF SUBSTANTIALLY THE ENTIRE UNDERTAKING OF RUBY CREEK OR THE BUSINESS; AND TO ENCUMBER RUBY CREEK IN ANY WAY.

SECTION 4. **Consideration.** As consideration for the Advisor Service provided hereunder, the Company will pay the Advisor a pre-agreed rate for the specific or general services to be rendered and (i) grant the Advisor an option to purchase 100,000 shares of the Company's Common Stock at a price of $0.10 per share, pursuant to a new Stock Option Agreement under the Equity Incentive Plan, which option shall vest and become exercisable over one (1) year at 25% per quarterly (i.e. three month periods) commencing on the date hereof and ending when fully vested on the one year anniversary of the date hereof (ii) where pre-agreed on a specific basis, US$500 per day plus applicable taxes and (iii) a management fee of 10% on all expenses.

SECTION 5. **Proprietary Information.**
Confidentiality of Proprietary Information. The Advisor is not obligated to receive Proprietary Information (as defined below); however the Advisor understands and agrees that all Proprietary Information shall be the sole property of the Company and its assigns, including all trade secrets, patents, copyrights and other rights in connection therewith. The Advisor will hold in confidence and not directly or indirectly use or disclose to any third parties, both during the Advisor's consulting relationship with the Company and for a period of one (1) year after termination (irrespective of the reason for such termination), any Proprietary Information the Advisor obtains or creates during the Advisor's relationship,

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except to the extent authorized by the Company, or until such Proprietary Information: (i) is in the public domain through no fault of the Advisor ; or (ii) was properly known to the Advisor, without restriction, prior to disclosure by Company, or (iii) was properly disclosed to the Advisor, without restriction, by a person other than Company. Third parties include any foreign or domestic office. The Advisor agrees not to make copies of such Proprietary Information except as authorized by the Company. Upon termination of the Advisor's relationship or upon an earlier request of the Company, the Advisor will return or deliver to the Company all tangible forms of such Proprietary Information in the Advisor's possession or control, including but not limited to drawings, specifications, documents, records, devices, models or any other material and copies or reproductions thereof.

"**Proprietary Information**" means information or physical material not generally known or available outside the Company or information or physical material entrusted to the Company by third parties. This includes, but is not limited to, inventions, confidential knowledge, copyrights, product ideas, techniques, processes, formulas, object codes, mask works and/or any other information of any type relating to documentation, data, schematics, algorithms, flow charts, mechanisms, research, manufacture, improvements, assembly, installation, marketing, forecasts, sales, pricing, customers, the salaries, duties, qualifications, performance levels and terms of compensation of other employees, consultants or advisors, and/or cost or other financial data concerning any of the foregoing or the Company and its operations. Proprietary Information may be contained in material such as drawings, samples, procedures, specifications, reports, studies, customer or supplier lists, budgets, cost or price lists, compilations or computer programs, or may be in the nature of unwritten knowledge or know-how.

SECTION 6. **Advice of Counsel**. EACH PARTY ACKNOWLEDGES THAT, IN EXECUTING THIS AGREEMENT, SUCH PARTY HAS HAD THE OPPORTUNITY TO SEEK THE ADVICE OF INDEPENDENT LEGAL COUNSEL, AND HAS READ AND UNDERSTOOD ALL OF THE TERMS AND PROVISIONS OF THIS AGREEMENT. THIS AGREEMENT SHALL NOT BE CONSTRUED AGAINST ANY PARTY BY REASON OF THE DRAFTING OR PREPARATION HEREOF.

SECTION 7. **General; Governing Law; Notices**.
As the Advisor is a British Columbia based sole proprietorship, the Company agrees that THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE SUBSTANTIVE LAWS OF THE PROVINCE OF BRITISH COLUMBIA WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES. Further, If there is any disagreement between the Company and the Advisor hereto with respect to the terms of this Contract or the interpretation thereof, then first, the Company and the Advisor will attempt to resolve their differences; but failing this, then the same will be referred to a single arbitrator pursuant to the Commercial Arbitration Act (B.C.), as amended from time to time, and the determination of such arbitrator will be final and binding upon the parties hereto. Any action brought by either Party that arises out of or relates to this Agreement will be filed only in the provincial or federal courts located in the province of British Columbia. Each Party irrevocably submits to the jurisdiction of those courts. Each Party waives any objections that it may have now or in the future to the jurisdiction of those courts, and also waives any claim that it may have now or in the future that litigation brought in those courts has been brought in an inconvenient forum. In the event that any provision of this Agreement shall be held to be unenforceable or against public policy pursuant to a final adjudication by a court of competent jurisdiction such provision shall be limited or eliminated to the minimum extent necessary so that this Agreement shall otherwise remain in full force and effect and the other provisions shall be unaffected. Waiver by either Party of any term or condition of this Agreement shall not be deemed to be a waiver of any other term or condition or of any later breach of this Agreement. Nothing in this Agreement creates or shall be deemed to have created a partnership, joint venture, an employment contract or an agency agreement between the Parties or any third-party beneficiary relationship. Any written notice or other written communication to a Party under this Agreement shall be either delivered personally, sent by fax, email, or sent by express carrier for next business day delivery, freight or postage prepaid, and shall be deemed given when personally delivered or sent by fax or email (with a return receipt) or two (2) business days after deposit with an express carrier (with a signature for acceptance). Notices shall be sent to a Party at its address set forth above on the cover page of this Agreement or such other address or fax number or email as such Party may specify in writing.

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SECTION 8 **Indemnification**
The Company shall defend, indemnify and hold harmless the Advisor from any and all claims, losses, demands, attorneys' fees, damages, liabilities, costs, expenses, obligations, causes of action or suits (all the foregoing, collectively, "Liabilities") proximately caused by the Advisor's performance under this Agreement except to the extent that any intentionally wrongful act or gross negligence by the Advisor proximately caused such Liabilities.

SECTION 9. **Entire Agreement.**
This Agreement represents the entire understanding between the Parties, and supersedes all previous and contemporaneous verbal or written negotiations or agreements (including the Ruby Creek – Foremost Agreement of August 1, 2006), if any, on the subject matter of this Agreement. There are no representations, promises or covenants other than set forth herein. No modification of this Agreement shall be effective unless set forth in writing and signed by a duly authorized representative of each Party hereto. This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which together shall constitute one document.

IN WITNESS WHEREOF, the undersigned Parties have caused this Agreement to be executed by their duly authorized signatories as of the Effective Date set forth above.

Authorized Signatory of Consultant:	Print Name and Title:	Date:
By: [signature]	Ian Foreman Foremost Geological Consulting	July 15, 2009
Authorized Signatory of: **RUBY CREEK RESOURCES, INC.** **By:** [signature]	**Print Name and Title:** Rob Slavik, CEO	**Date:** July ~~8~~ 15 RS, 2009